EXHIBIT 32.1

CERTIFICATIONS OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER

PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of TrueNorth Quantum Inc. (the “Company”) on Form 10-Q for the period ending September 30, 2021 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), The undersigned hereby certifies, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge and belief:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: November 24, 2021	By:	/s/ Gary Bartholomew
Gary Bartholomew
Chief Executive Officer
(Principal Executive Officer)

In connection with the Quarterly Report of TrueNorth Quantum Inc. (the “Company”) on Form 10-Q for the period ending September 30, 2021 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), The undersigned hereby certifies, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge and belief:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: November 24, 2021	By:	/s/ Brad Herr
Brad Herr
Chief Financial Officer
(Principal Financial Officer and Principal Accounting Officer)